UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2020

Global Boatworks Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	333-205604	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2637 Atlantic Blvd. #134

Pompano Beach, FL 33062

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 954-934-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .Written communications pursuant to Rule 425 under the Securities Act

☐        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

Global Boatworks Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our cash flow and ability to timely pay our accountants and auditors. This has impacted the Company’s ability to complete its audit and file the 2019 10-K as well as its first quarter filing on form 10-Q prior to its due date. Notwithstanding the foregoing, the Company expects to file the 2019 10-K and first quarter 10-Q no later than June 30, 2020.

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its 2019 10-K, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company.

The Luxuria series of floating homes is constructed in marine facilities and appeals to those that seek a lifestyle that incorporates being on the water. Our product is more expensive than a traditional home built on land. Because of COVID-19 and the uncertainty surrounding economic conditions moving forward we cannot predict the willingness of buyers to absorb the additional cost of a luxury floating home as compared to a traditional home. Additionally, we cannot predict the availability of marine construction facilities or personnel during this time due to Broward County, Florida Administrator's Emergency Order 20-03 limiting which businesses may stay open. Our primary facility where the Luxuria I was constructed is located in Broward County, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC.

Date:  May 14, 2020

By:   /s/ Robert J. Rowe

Robert J. Rowe, Chief Executive Officer & President